EXHIBIT 21

                                 LIST OF SUBSIDIARIES
                                 --------------------



                        CHEYENNE SOFTWARE INTERNATIONAL, INC.
                         (a U.S. Virgin Islands corporation)


                                 CHEYENNE SOFTWARE KK
                               (a Japanese corporation)


                            CHEYENNE COMMUNICATIONS, INC.
                               (a New York corporation)


                         CHEYENNE SOFTWARE DEUTSCHLAND, GmbH
                                (a German corporation)


                                CHEYENNE SOFTWARE SARL
                                (a French corporation)


                                      CSIC CORP.
                               (a New York corporation)


                            CHEYENNE SOFTWARE (UK) LIMITED
                                  (a UK corporation)


                            CHEYENNE SOFTWARE CANADA, LTD.
                               (a Canadian Corporation)


                              CHEYENNE SOFTWARE LIMITADA
                              (a Brazilian corporation)